UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 24, 2014, Alibaba Group Holding Limited (“Alibaba Group”) closed its initial public offering (“IPO”) of American Depositary Shares (“ADSs”). Each ADS represents one ordinary share of Alibaba Group. Yahoo! Hong Kong Holdings Limited (“YHK”), a wholly owned subsidiary of Yahoo! Inc. (the “Company” and, together with YHK, “Yahoo”), sold a total of 140,000,000 ADSs in the IPO, including 18,260,780 ADSs sold pursuant to the underwriters’ exercise of their option to purchase additional ADSs. The ADSs sold in the IPO were sold at an initial public offering price of $68.00 per ADS. Yahoo received net proceeds of approximately $9.4 billion after deducting underwriting discounts and commissions of $0.816 per ADS.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company as of and for the six months ended June 30, 2014 and for the year ended December 31, 2013, and the notes related thereto, that give effect to the sale of 140 million ADSs by YHK in the IPO are attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Ronald S. Bell
Name:	Ronald S. Bell
Title:	General Counsel and Secretary

Date: September 30, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed financial information.